Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of PVAXX Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Henry Stevens and Jim Halliday, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The officers signing below have reviewed the report;

     (2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (3) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     (4) The signing officers:

          a. are responsible for establishing and maintaining internal controls;
          b. have designed such internal controls to ensure that material information relating to the issuer and its consolidated subsidiaries is made known to such officers by others within those entities, particularly during the period in which the periodic reports are being prepared;
          c. have evaluated the effectiveness of the issuer's internal controls as of a date within 90 days prior to the report; and
          d. have presented in the report their conclusions about the effectiveness of their internal controls based on their evaluation as of that date;

     (5) The signing officers have disclosed to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function)-

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and
          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     (6) The signing officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


November 14, 2002                          By: /s/ Henry Stevens
                                           -----------------------
                                           HENRY STEVENS,
                                           Chief Executive Officer


                                           By: /s/ Jim Halliday
                                           -----------------------
                                           JIM HALLIDAY,
                                           Chief Financial Officer